Exhibit 3

ACT OF DONATION BY JOHN S. BOWERS, III, Donor TO DEBRA D. BOWERS, Donee	UNITED STATES OF AMERICA STATE OF LOUISIANA PARISH OF ORLEANS

BE IT KNOWN, that on this 15th day of December, in the year two thousand three (2003);

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the Parish of Orleans, State of Louisiana, and in the presence of the witnesses hereinafter named and undersigned:

PERSONALLY CAME AND APPEARED:

JOHN S. BOWERS, III, a person of the full age of majority and a resident of the Parish of Jefferson, State of Louisiana, currently residing at 3414 7th Street, Metairie, Louisiana 70002 (hereinafter referred to as "Donor").

Donor, after being duly sworn, declared unto me, Notary, that availing himself of the laws of the State of Louisiana and in consideration of the love and affection which he has for his mother, Debra D. Bowers (hereinafter referred to as "Donee"), he does by these presents irrevocably give, donate, assign, transfer and convey unto Donee (i) 3,601,250 shares of the Common Stock, $0.24 par value per share, of Barrister Global Services Network, Inc., a Delaware corporation (the "Corporation"), evidenced by Certificate No. BGU103 in the name of Donor, and (ii) 85,700 shares of the Series A Convertible Preferred Stock, $1.00 par value per share, of the Corporation, evidenced by Certificate No. AP-1 in the name of Donor, such shares to be the separate property of Donee.

TO HAVE AND TO HOLD, the property herein conveyed unto Donee and her heirs, successors and assigns forever.

THUS DONE AND PASSED in multiple originals before me in the City of New Orleans, Parish of Orleans, State of Louisiana, on the day, month and year hereinabove first written, in the presence of the undersigned competent witnesses, who have hereunto signed their names with said appearers and me, Notary, after a reading of the whole.

WITNESSES:

 /s/ Karen Rackle                                                                                           /s/ John S. Bowers, III

                                                                                                                        JOHN S. BOWERS, III, DONOR

/s/ Jacquelyn D. Markey

/s/ Amos J. Oelking, III

NOTARY PUBLIC

ACT OF ACCEPTANCE BY DEBRA D. BOWERS	UNITED STATES OF AMERICA STATE OF LOUISIANA PARISH OF ORLEANS

BE IT KNOWN, that on this 15th day of December, in the year two thousand three (2003),

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the State of Louisiana, and in the presence of the witnesses hereinafter named and undersigned:

PERSONALLY CAME AND APPEARED:

DEBRA D. BOWERS, a person of the full age of majority and a resident of the Parish of Jefferson, State of Louisiana.

Appearer, after being duly sworn, declared unto me, Notary, that she accepts the donation of (i) 3,601,250 shares of the Common Stock, $0.24 par value per share, of Barrister Global Services Network, Inc., a Delaware corporation (the "Corporation"), evidenced by Certificate No. BGU103 in the name of John S. Bowers, III (hereinafter referred to as "Donor"), and (ii) 85,700 shares of the Series A Convertible Preferred Stock, $1.00 par value per share, of the Corporation, evidenced by Certificate No. AP-1 in the name of Donor, such shares to be the separate property of Appearer, made to her by Act of Donation by Donor, done and passed before Amos J. Oelking, III, Notary Public, on December 15, 2003.

THUS DONE AND PASSED, in multiple originals, before me in the Parish of Orleans, State of Louisiana, on the day, month and year first hereinabove written, in the presence of the undersigned competent witnesses, who hereunto sign their names with said appearer and me, Notary, after reading of the whole.

WITNESSES:

/s/ Karen Rackle                                                                                                 /s/ Debra D. Bowers

                                                                                                                            DEBRA D. BOWERS

/s/ Jacquelyn D. Markey

/s/ Amos J. Oelking, III

NOTARY PUBLIC